Exhibit 11
                    DETECTION SYSTEMS, INC.
COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT
                             SHARE

Year Ended March 31,                 1997      1996*     1995*
                                     ----      -----     -----
Income (loss) before
 cumulative effect of a
 change in accounting
 principle                     $3,725,284 ($7,855,243) $1,514,489
Add-Interest on deferred
 compensation                                  15,277      51,032
                                ---------  ----------   ---------

Income (loss) before
 cumulative effect of a
 change in accounting
 principle applicable
 to common stock                3,725,284  (7,839,966) 1,565,521
                                ---------   ---------  ---------

Adjusted net income
 (loss) applicable
 to common stock               $3,725,284 ($7,839,966)$1,565,521
                                =========  ==========  =========

Number of shares:
Weighted average number
 of shares                      4,358,608   4,196,914  4,120,134
 Add-Common stock
 equivalents due to -
 Assumed exercise of
 stock options and warrants       224,524       2,295     46,327
 Assumed conversion of
 shares earned in deferred
 compensation plan                350,409      86,029    317,245
                                  -------      ------    -------

Total common and common
 equivalent shares              4,933,541   4,285,238  4,483,706
                                =========   =========  =========

Earnings (loss) per common
 and common equivalent share:

Cumulative effect of a change in
 accounting principle                $.76      ($1.83)      $.35
                                     ----     ------      ----

Net income (loss)                    $.76      ($1.83)      $.35
                                     ====       =====       ====

NOTES:
*Per Share amounts have been adjusted to reflect the December
17, 1996 three-for-two stock split.

                    DETECTION SYSTEMS, INC.
COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT
                             SHARE

Year Ended March 31,                          1994*      1993*
                                               ----       ----

Income before cumulative effect of a
 change in accounting principle          $1,144,641 $1,436,852
Add - Interest on 9% convertible
 debentures**                                           13,500
Add - Interest on deferred compensation      30,296     33,071
                                          ---------  ---------

Income before cumulative effect
 of a change in accounting principle
 applicable to common stock               1,174,937  1,483,423
Cumulative effect of change in
 accounting principle                       130,800
                                          ---------  ---------
Adjusted net income applicable
 to common stock                         $1,305,737 $1,483,423
                                         ========== ==========

Number of shares:
Weighted average number of shares         4,023,813  3,949,218
 Add - Common stock equivalents
  due to -
 Assumed exercise of stock
 options and warrants                        69,541     97,960
 Assumed conversion of shares
  earned in deferred compensation
  plan                                      313,755     281,593
 Assumed conversion of
  convertible debentures**                               47,462
                                          ---------    ---------

Total common and common
 equivalent shares                        4,407,109   4,376,233
                                          =========   =========

Earnings (loss) per common and
 common equivalent share:
Income before cumulative effect of a
 change in accounting principle                $.27       $.34
Cumulative effect of a change in
 accounting principle                           .03
                                               ----       ----
Net income                                     $.30       $.34
                                               ====       ====

NOTES:
*Per Share amounts have been adjusted to reflect the December
17, 1996 three-for-two stock split.
**During 1993, convertible debentures were dilutive only in the first quarter.